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                                                                   EXHIBIT 10.21

                               THIRD AMENDMENT TO
                               ------------------
                          BUSINESS PURCHASE AGREEMENT
                          ---------------------------


     This Third Amendment to Business Purchase Agreement (the "Third Amendment") is entered into by and among Friede & Goldman, Ltd., a Mississippi corporation, formerly known as J. L. Holloway Holdings, Inc. ("Buyer"), J. L. Goldman Associates, Inc., a Louisiana corporation, formerly known as Friede & Goldman, Ltd. ("Seller"), and Jerome L. Goldman, an individual resident of the State of Louisiana ("Shareholder").

     WHEREAS, Buyer, Seller and Shareholder (collectively referred to herein as the "Parties" and individually as a "Party") executed that certain Business Purchase Agreement dated November 22, 1996 (the "Agreement"), that certain Amendment to Business Purchase Agreement dated December 3, 1996 (the "First Amendment"), and that certain Second Amendment to Business Purchase Agreement dated May 19, 1997 (the "Second Amendment"); and

     WHEREAS, the Parties have agreed to certain additional amendments to the Agreement which each Party acknowledges and agrees will benefit that Party.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in the Agreement, the First Amendment, the Second Amendment and in this Third
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Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                I.  Definitions
                                    -----------

          All capitalized terms used in this Third Amendment shall have the same definitions as set forth in the Agreement, unless otherwise defined herein.

                          II.  Amendments to Agreement
                               -----------------------

          1. Section 6 Post-Closing Payments, including Section 6(a) Vessel Design, Section 6(b) Chocking System Payments, and Section 6(c) Date of Payment (as amended by the First Amendment), is hereby amended by the deletion of that
Section in its entirety and the substitution of the following provisions as
Section 6:

          6.   Post-Closing Payments.
               ---------------------

               (a) Vessel Design Payments. Buyer shall pay to Seller the sum of $350,000.00 for each design of a new-build Vessel for which Buyer receives an order during the ten (10) year period beginning on the Closing Date (the "Order Period") which order is subsequently accepted by Buyer. Such payments shall be made by Buyer to Seller solely from the fees actually received by Buyer for each sale and shall be made proportionately to Seller based upon the ratio of the amount of each fee payment received by Buyer under the order to the total amount of fees to be collected by the

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          Buyer under the order multiplied by the $350,000.00 total payment to
          Seller. The payment from Buyer to Seller described in this Section 6(a) shall be increased on the first anniversary of the Closing Date and on each subsequent anniversary thereof within the Order Period as set forth in Section 7(b) Indexing of Payments below.

               (b) Chocking System Payments. Buyer shall pay to Seller (i) the sum of $400,000.00 for each chocking system, as described in the Chocking Patent, for an L780 Mod II Class drilling unit and (ii) the sum of $600,000.00 for each chocking system, as described in the Chocking Patent, for all other drilling units, for which Buyer receives an agreement for the sale of such chocking system during the Order Period executed by a third-party purchaser, which agreement is subsequently accepted by Buyer. Such payment shall be made by Buyer to Seller solely from the proceeds actually received by Buyer from each sale and shall be made proportionately to Seller based upon the ratio of the amount of each payment received by Buyer under the agreement to the total sale price to be collected by Buyer under the agreement multiplied by the total required payment to Seller.

               (c) Date of Payment. Within thirty (30) days following (i) the receipt by Buyer of any order for the design of a new-build Vessel described in Section 6(a) above, or (ii) the execution by Buyer of an agreement for the sale of a chocking system described in Section 6(b) above, Buyer shall notify Seller of the existence, date and terms of each such order and/or agreement pursuant to which Seller would eventually be entitled to receive payments from Buyer under the

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          provisions of Sections 6(a) and (b) above.  The sums required to be paid to Seller pursuant to the provisions of Sections 6(a) and (b) above shall be paid by Buyer to Seller within thirty (30) days following the receipt by Buyer of the respective fees upon which such payments are calculated. Buyer shall provide Seller an accounting reflecting the calculation of each required payment at the time each payment is made to Seller.

                              III.  Miscellaneous
                                    -------------

     1. Continuation of Agreement. Except as modified or amended by the First Amendment, the Second Amendment, or this Third Amendment, each and every provision of the Agreement shall continue in full force and effect.

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     2. Counterparts. This Third Amendment may be executed in multiple counterparts, each with multiple signatures pages, and each counterpart shall constitute one and the same agreement and shall be fully effective to bind the Parties.

     WITNESS THE SIGNATURES of the Parties this the _____ day of June, 1997.

                         BUYER:_________________________________________

                         FRIEDE & GOLDMAN, LTD. (formerly J. L. Holloway Holdings, Inc.)



                         By:____________________________________________
                              J. L. HOLLOWAY, CHAIRMAN OF
                              THE BOARD OF DIRECTORS

                         SELLER:

                         J. L. GOLDMAN ASSOCIATES, INC. (formerly Friede & Goldman, Ltd.)


                         By:___________________________________
                              JEROME L. GOLDMAN, CHAIRMAN OF
                              THE BOARD OF DIRECTORS


                         SHAREHOLDER:



                         ______________________________________
                              JEROME L. GOLDMAN

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